UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2022

Ipsidy Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

670 Long Beach Boulevard, Long Beach, New York	11561
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 274-8700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	AUID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 21, 2022, Ipsidy Inc. (the “Company”, “we”, “us” or “our”) entered into a Securities Purchase Agreement (“SPA”) with certain accredited investors, including certain directors of the Company or their affiliates (the “Note Investors”), and, pursuant to the SPA, sold to the Note Investors Senior Secured Convertible Notes (the “Convertible Notes”) with an aggregate initial principal amount of approximately $9.2 million and a conversion price of $3.70 per share, subject to adjustment as described below (the “Notes Private Placement”).

The Convertible Notes were sold with an aggregate cash origination fee of approximately $200,000, and we are issuing a total of approximately 28,500 shares of our common stock to the Note Investors as an additional origination fee.

Also on March 21, 2022, the Company entered into a Facility Agreement with Stephen J. Garchik, who is both a current shareholder of the Company and a Note Investor (“Garchik”), pursuant to which Garchik agreed to provide to the Company a $10.0 million unsecured standby line of credit facility that will rank behind the Convertible Notes and may be drawn down in several tranches, subject to certain conditions described in the Facility Agreement (the “Credit Facility”). Pursuant to the Facility Agreement, the Company agreed to pay Garchik a facility commitment fee of 100,000 shares of our common stock (the “Facility Commitment Fee”) upon the effective date of the Facility Agreement.

On March 18 and March 21, 2022, the Company entered into Subscription Agreements (the “Subscription Agreements”) with an accredited investor and certain members of authID.ai’s management team (the “PIPE Investors”), and, pursuant to the Subscription Agreements, sold to the PIPE Investors a total of 1,063,514 shares of our common stock (the “Other Stock”) at prices of $3.03 per share for an outside investor and $3.70 per share for the management investors (the “PIPE”). The aggregate gross proceeds from the PIPE are approximately $3.3 million.

The Company expects to use the net proceeds from the Notes Private Placement, the PIPE and cash drawn on the Credit Facility to fund operating expenses and for general working capital, fees and expenses.

SPA

The SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. The SPA also includes an additional covenant that, for the period commencing on the closing date and ending on the date 90 days after the closing date, we may not issue, offer, sell or grant any option or right to purchase any equity or equity-linked security, subject to certain limited exceptions.

Convertible Notes

Payment

On the maturity date, we will pay to each noteholder an amount in cash representing all outstanding principal and accrued and unpaid interest on the noteholder’s Convertible Note. The stated maturity date of the Convertible Notes will be March 31, 2025, but the maturity date will be subject to extension in certain limited circumstances. Except as specifically permitted by the Convertible Notes, we will not be permitted to prepay any portion of the outstanding principal or accrued and unpaid interest.

Interest

The Convertible Notes will accrue interest at the rate of 9.75% per annum, which will be payable in cash or, for some or all of the first five interest payments, in shares of our common stock at the Company’s option, on the last day of each calendar quarter before the maturity date and on the maturity date. Upon the occurrence and during the continuance of an Event of Default (as defined in the Convertible Notes), the Convertible Notes will accrue interest at the rate of 14.75% per annum. See “—Events of Default” below.

Conversion

Each Convertible Note will be convertible, at the option of the applicable noteholder, into shares of our common stock at an initial fixed conversion price of $3.70 per share. The conversion price will be subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction.

Conversion Limitation and Exchange Cap

No noteholder will have the right to convert any portion of the noteholder’s Convertible Note to the extent that, after giving effect to such conversion, the noteholder (together with certain related parties) would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such conversion.

In addition, unless we obtain the approval of our stockholders as required by Nasdaq, we will be prohibited from issuing any shares of our common stock upon conversion of the Convertible Notes or otherwise pursuant to the terms of the Convertible Notes if the issuance of such shares of our common stock would exceed 19.99% of our outstanding shares of our common stock as of March 18, 2022 (the last business day before we executed the SPA) or otherwise exceed the aggregate number of shares of our common stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq.

Events of Default

The Convertible Notes include certain customary Events of Default, including, among other things, the failure to maintain an effective shelf registration statement covering the sale of the noteholder’s securities registrable pursuant to the Registration Rights Agreement (as defined below) and the failure to timely file all documents required to be filed under certain sections of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with an Event of Default, each noteholder will be able to require us to redeem in cash any or all of the noteholder’s Convertible Note. The redemption price will equal the sum of the portion of the principal of the Convertible Note to be redeemed and all accrued and unpaid interest, if any, on that portion.

Redemption Rights

Change of Control. In connection with a Change of Control (as defined in the Convertible Notes), each noteholder will be able to require us to redeem all or any portion of the noteholder’s Convertible Note. The redemption price for each Convertible Note will equal the greatest of (i) 120% of the sum of the portion of the principal of the Convertible Note to be redeemed and all accrued and unpaid interest, if any, on that portion, (ii) 120% of the market value of the shares of our common stock underlying the portion of the principal of the Convertible Note to be redeemed and all accrued and unpaid interest, if any, on that portion, as determined in accordance with the Convertible Note, and (iii) 120% of the cash consideration that would have been payable in respect of the portion of the principal of the Convertible Note to be redeemed and all accrued and unpaid interest, if any, on that portion, as determined in accordance with the Convertible Note.

Company Optional Redemption. At any time beginning on or after the occurrence of both (i) us having raised $50.0 million in net cash proceeds in a financing transaction (including the issuance of debt or equity securities) and (ii) the shares of our common stock having traded at or above a price in excess of 500% of the conversion price then in effect for thirty (30) consecutive Trading Days (as defined in the Convertible Notes), we will have the right to redeem all, or any part, of the principal of each Convertible Note then remaining and all accrued and unpaid interest, if any, on the part to be redeemed.

Covenants

We will be subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

Security Interest

The Convertible Notes are secured by a first priority security interest in substantially all of our assets and of the assets of our Significant Subsidiaries (as defined in the SPA), as evidenced by a security agreement (the “Security Agreement”) and a guarantee by each Significant Subsidiary of the obligations underlying the Convertible Notes (the “Guaranty”).

Facility Agreement

Outstanding borrowings under the Facility Agreement will accrue interest at 15% per annum. Drawdowns of the Credit Facility will be in tranches of not less than $500,000 up to the maximum amount of the Credit Facility, subject to the satisfaction of customary certifications and a certification from the Company that it has no more than $5 million of cash available to it as of the date of the drawdown request. The Facility Agreement contemplates that the terms of the borrowings will be further set out in promissory notes that will contain representations and warranties and customary covenants and events of default. The Company will be permitted to prepay borrowings under the Credit Facility at any time, without penalty, in part or in full. Upon conversion or redemption of all amounts outstanding under the Convertible Notes and release of all security over the Company’s assets, the Company will provide a lien on the Company’s intellectual property assets to secure the Credit Facility.

Upon request by Garchik and until the full amount due under the Credit Facility is repaid in full, the Company will provide for the nomination of one designee specified in writing by Garchik for appointment to our board of directors and for subsequent election to our board of directors and to recommend such nominee for election to our board of directors. The Company will be entitled to reject any nominee upon reasonable grounds, or the nominee may not be elected by the stockholders, in which case Garchik may nominate another person to be a director.

Additional Information

The Convertible Notes, the shares of our common stock issuable upon the conversion of the Convertible Notes (the “Conversion Shares”) and the Other Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes and Conversion Shares may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. In connection with the SPA, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Notes Investors, providing for certain customary registration rights with respect to the Conversion Shares under the Convertible Notes purchased by the Notes Investors. The Facility Agreement requires the Company to file a resale registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the resale of the shares constituting the Facility Commitment Fee. The Subscription Agreements provide for certain customary registration rights with respect to the Other Stock purchased by the PIPE Investors.

The foregoing is only a summary of the material terms of the SPA, the Convertible Note, the Security Agreement, the Guaranty, the Registration Rights Agreement, the Facility Agreement, the Subscription Agreements and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the SPA, the Convertible Note, the Security Agreement, the Guaranty, the Registration Rights Agreement, the Facility Agreement and the Subscription Agreements is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to this Current Report and are incorporated by reference herein.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about us in our reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by us, which were made only for purposes of that agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 2.02.	Results of Operations and Financial Condition.

On March 21, 2022, the Company issued a press release regarding its financial and operating results for the year ended December 31, 2021. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company also published a presentation used in connection with a conference call hosted on March 21, 2022. The full text of the presentation published in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Convertible Notes, the shares of our common stock issuable upon conversion thereof and otherwise in connection therewith, the shares constituting the Facility Commitment Fee and the Other Stock have been offered and sold pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 7.01	Regulation FD Disclosure.

Financings Press Release

On March 21, 2022, the Company issued a press release about the closing of the Notes Private Placement, the Credit Facility and the PIPE. The press release is furnished as exhibit 99.3 and incorporated by reference herein.

Investor Presentation

In connection with confidential discussions and negotiations with certain parties regarding the Notes Private Placement, the Credit Facility and the PIPE, the Company provided to such recipients, pursuant to confidentiality agreements, certain information (the “Investor Presentation”) that the Company agreed to publicly disclose upon the announcement of the Notes Private Placement. The Investor Presentation is furnished as exhibit 99.4 and incorporated by reference herein.

Disclaimer

By furnishing the information contained in this Item 7.01, the Company makes no admission as to the materiality of any information in this Item 7.01 that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On March 14, 2022, the U.S. Department of Homeland Security (the “DHS”) notified the Company that it had decided to decommission the Fingerprint Search system (the “FSS”) that it had purchased from the Company approximately a decade ago and accordingly would not be renewing its year-to-year maintenance license for the FSS (the “License”). The annual fee that the DHS paid the Company under the License was approximately $500,000 per year. The Company does not believe that the non-renewal of the License will materially impact the Company’s financial condition.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Form of Securities Purchase Agreement.
10.2	Form of Senior Secured Convertible Note.
10.3	Security and Pledge Agreement.
10.4	Guaranty Agreement.
10.5	Form of Registration Rights Agreement.
10.6	Facility Agreement.
10.7	Form of Subscription Agreement.
99.1	Financial and Operating Results Press Release, dated March 21, 2022.
99.2	Presentation, dated March 21, 2022
99.3	Financings Press Release, dated March 21, 2022.
99.4	Investor Presentation, dated February 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2022	Ipsidy Inc.

	By:	/s/ Stuart Stoller
Stuart Stoller
Chief Financial Officer